EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Julian Gould, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the CSAIL 2018-CX11 Commercial Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Argentic Services Company LP, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, KeyBank National Association, as Primary Servicer for the GNL Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the GNL Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the GNL Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the GNL Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the GNL Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the GNL Portfolio Mortgage Loan, KeyBank National Association, as Primary Servicer for the 600 Vine Mortgage Loan, LNR Partners, LLC, as Special Servicer for the 600 Vine Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 600 Vine Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 600 Vine Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 600 Vine Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 600 Vine Mortgage Loan, KeyBank National Association, as Primary Servicer for the Garden Multifamily Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Garden Multifamily Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Garden Multifamily Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Garden Multifamily Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Garden Multifamily Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Garden Multifamily Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Lehigh Valley Mall Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Lehigh Valley Mall Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Lehigh Valley Mall Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Lehigh Valley Mall Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Lehigh Valley Mall Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Lehigh Valley Mall Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Lehigh Valley Mall Mortgage Loan, KeyBank National Association, as Primary Servicer for the One State Street Mortgage Loan, KeyBank National Association, as Special Servicer for the One State Street Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the One State Street Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the One State Street Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the One State Street Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for The SoCal Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for The SoCal Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for The SoCal Portfolio Mortgage Loan, Citibank, N.A., as Custodian for The SoCal Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for The SoCal Portfolio Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for The SoCal Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Moffett Towers II - Building 2 Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Moffett Towers II - Building 2 Mortgage Loan prior to April 24, 2023, K-Star Asset Management LLC, as Special Servicer for the Moffett Towers II - Building 2 Mortgage Loan on and after April 24, 2023, Wilmington Trust, National Association, as Trustee for the Moffett Towers II - Building 2 Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Moffett Towers II - Building 2 Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Moffett Towers II - Building 2 Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Moffett Towers II - Building 2 Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Moffett Towers II - Building 2 Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Melbourne Hotel Portfolio Mortgage Loan, Argentic Services Company LP, as Special Servicer for the Melbourne Hotel Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Melbourne Hotel Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Melbourne Hotel Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Melbourne Hotel Portfolio Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Melbourne Hotel Portfolio Mortgage Loan.

Dated: March 13, 2025

/s/ Julian Gould

Julian Gould

President

(senior officer in charge of securitization of the depositor)